UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2025
__________________________________
Commission File Number 001-07436
HSBC USA Inc.
(Exact name of registrant as specified in its charter)

Maryland	13-2764867
(State of incorporation)	(I.R.S. Employer Identification No.)
66 Hudson Boulevard, New York, New York	10001
(Address of principal executive offices)	(Zip Code)
(212) 525-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
$100,000,000 Zero Coupon Callable Accreting Notes due January 15, 2043	HUSI/43	New York Stock Exchange
$50,000,000 Zero Coupon Callable Accreting Notes due January 29, 2043	HUSI/43A	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

HSBC USA INC.

Item 8.01. Other Events.
Jason Henderson has been appointed as Interim CEO of the United States and U.S. Head of Banking. Currently Deputy Head of Banking for the U.S., Jason brings deep experience to the role, having held senior leadership roles across markets and banking throughout his career in the United States, United Kingdom and Canada.
Lisa McGeough has made the decision to step down from her role as President and CEO of the United States and U.S. Head of Banking to pursue new opportunities outside HSBC. She leaves with our best wishes and thanks for her many contributions since she joined the bank in 2021.
The United States remains a critical market within HSBC’s international network and central to its growth strategy.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

HSBC USA INC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    August 29, 2025

HSBC USA INC.

By:	/s/ CURTIS TAO
Curtis Tao
Senior Executive Vice President and
General Counsel

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